NOTICE OF TERMINATION

         This Notice of Termination ("Notice") pursuant to Section 4.1(D) to that certain Employment Agreement dated as of April 1, 2000 ("Original Agreement") given by Spectrian Corporation, a Delaware corporation (the "Company"), to Garrett A. Garrettson ("Executive"), who acknowledges below that he agrees to the provisions herein. Terms not defined herein shall have the meanings set forth in the Original Agreement.

         WHEREAS, Section 4.1(D) provides that the Executive's employment pursuant to the Original Agreement may be terminated by the Company at any time during the Employment Period (as defined in Section 3.1 of the Original Agreement) by written notice;

         Pursuant to Sections 4.1(D) and 4.5(B) of the Original Agreement, the Parties hereby agree that:

         1. Date of Termination. The Date of Termination as an employee of the Company, as defined in Section 4.3 of the Original Agreement shall be March 31, 2002.

         2. Termination Without Cause. The Parties agree that the Company has the right to terminate the Executive's employment at any time and that this Notice provides that the Executive's termination will be without cause pursuant to Section 4.1(D) of the Original Agreement.

         3. Board of Directors. The Executive shall cease to serve as Chairman of the Board of Directors of the Company at any time requested in writing by the Chief Executive Officer of the Company (the "CEO"), and shall resign as a member of the Company's Board of Directors pursuant to Section 4.7 of the Original Agreement if asked to do so.

         4. Continued Employment; Third-Party Employment. From October 1, 2001 to March 31, 2002, Executive shall continue to perform his responsibilities as the Technical Strategist of the Company on a half-time basis and his duties shall be those determined by the CEO. Executive may be employed by a third party during the period from October 1, 2001 to March 31, 2002; provided, however, that such other employment shall not (i) be with a company competitive with the Company, (ii) cause Executive to have a conflict of interest with respect to his duties to the Company, (iii) cause Executive to violate his invention assignment and nondisclosure agreement with the Company or (iv) interfere in a material manner with the Executive's performance of his responsibilities as the Technical Strategist of the Company.

         5. Consideration. The Company shall provide the Executive with the consideration set forth in Section 4.5(B) of the Original Agreement, including extension of Executive Care Plan medical benefits through March 31,2003. The parties hereby acknowledge for purposes of the Executive's ability to exercise his options to purchase the Company's Common Stock, any such options not exercised prior to March 31, 2003 shall terminate on such date and shall no longer be exercisable in whole or in part.

         6. Release of Claims. The Company and the Executive agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to each other. The Company and the Executive, on their own behalf, and on behalf of their respective heirs, family


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members,  executors officers,  directors,  employees,  investors,  shareholders, trusts, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors,
employees,   investors,   shareholders,   trusts,  administrators,   affiliates,
divisions, subsidiaries, predecessor and successor corporations and assigns, from, and agree not to sue each other concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that either party may possess arising from any omissions, acts or facts relating to the Company that have occurred up, until and including the Date of Termination including, without limitation:

                  (a) any and all claims relating to or arising from Executive's
employment   relationship   with  the  Company  and  the   termination  of  that
relationship;

                  (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                  (c) any and all claims for wrongful termination of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

                  (e) any and all claims for violation of the federal, or any state, constitution;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (g) any and all claims for attorneys' fees and costs, except as provided herein.

The Company and the Executive agree that the release set forth in this Section 6 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Original Agreement or this Notice.

         7. Civil Code Section 1542. The Company and the Executive represent that they are not aware of any claims against each other except for those claims that are released by the Original Agreement and this Notice. Moreover, the Company and the Executive agree and represent that it is within their contemplation that they may have claims against each other of which, at the time of the execution of this Notice, they have no knowledge or suspicion, but that this Notice extends to claims in any way based upon, connected with or related to the matters described in paragraph 6, whether or not known, claimed or suspected by the Company and the Executive. The Company and the Executive acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The Company and the Executive, being aware of said Code Section, and any other similar state or federal statute, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

         8. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Date of Termination. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Notice; (b) he has at least twenty-one (21) days from the date he receives this Notice within which to consider this Notice;
(c) he has at least seven (7) days following the execution of this Notice by the parties to revoke this Notice; and (d) this Notice shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to Thomas Waechter, by close of business on the seventh day from the date that Executive signed this Notice. Executive understands that, although Executive has twenty-one (21) days to consider this Notice, Executive may accept the terms of this Notice at any time within those twenty-one (21) days.

         9. No Other Amendments to Original Agreement. The remaining terms of the Original Agreement shall remain in force and effect without regard to this Notice, and this Notice shall become a part of the Original Agreement as if made on and incorporated as of the date of such agreement.

         10. No Oral Modification. This Notice may not be altered, amended, modified or otherwise changed in any respect or particular except by a writing signed by Executive and the Chief Executive Officer of the Company.

         11. Governing Law. This Notice shall be governed by the laws of the State of California.

         12. Counterparts. This Notice may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The Notice may be transmitted by facsimile or otherwise.

         IN WITNESS WHEREOF, the Parties have executed this Notice on the respective dates set forth below.



Dated: September 30, 2001                     SPECTRIAN CORPORATION


                                              By: /s/ Michael D. Angel
                                                  ------------------------------
                                                  Michael D. Angel
                                                  Executive Vice President and
                                                  Chief Financial Officer



ACKNOWLEDGED AND ACCEPTED:

Garrett A. Garrettson, an individual


/s/ Garrett A. Garrettson
-----------------------------------
Garrett A. Garrettson



Dated: September 30, 2001

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